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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-162318

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 20, 2009)

5,000,000 Shares

Common Stock
$5.00 Per Share

        This is a public offering of common stock, par value $.001 per share, of Lannett Company, Inc. at a price per share of $5.00. We are offering 2,500,000 shares of our common stock and the selling stockholder identified in this prospectus supplement is offering an additional 2,500,000 shares of our common stock at a price per share of $5.00. We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

        Our common stock is traded on the NYSE AMEX under the symbol "LCI." On December 13, 2010, the last reported sale price of our common stock on the NYSE AMEX was $5.87 per share.

        Investing in our common stock involves risks. See the "Risk Factors" section on page S-6 of this prospectus supplement and the corresponding sections in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended June 30, 2010, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$5.00	$25,000,000

Underwriting discount	$.3125	$ 1,562,500

Offering proceeds to us, before expenses	$4.6875	$11,718,750

Offering proceeds to selling stockholder, before expenses	$4.6875	$11,718,750

        The Company has granted the underwriters an option for a period of 30 days to purchase up to 750,000 additional shares of our common stock on the same terms and conditions set forth above to cover over-allotments, if any.

        The underwriters expect to deliver the shares of common stock to purchasers on or about December 17, 2010.

Joint Book-Running Managers

Oppenheimer & Co.	Roth Capital Partners

Co-Manager

Emerging Growth Equities

The date of this prospectus supplement is December 14, 2010.

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is current as of the respective dates such information is presented. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Market data and industry statistics used in this prospectus supplement and the accompanying prospectus are based on independent industry publications and other publicly available information. Neither we nor the underwriters have independently verified, and neither we nor the underwriters guarantee, the accuracy of any of this information. Accordingly, you should not place undue reliance on this information.

        Unless otherwise indicated or the context otherwise requires, in this prospectus supplement:

  •
  "Lannett," the "Company," "we," "us" and "our" refer to Lannett Company, Inc. and its subsidiaries; and

  •
  the information in this prospectus supplement and the accompanying prospectus assumes that the underwriters do not exercise their over-allotment option.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Any statements made in this prospectus supplement that are not statements of historical fact or that refer to estimated or anticipated future events are forward-looking statements. We have based our forward-looking statements on our management's beliefs and assumptions based on information available to them at this time. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this prospectus supplement. These include, but are not limited to, our beliefs about future revenue and expense levels and growth rates, prospects related to our strategic initiatives and business strategies, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," or "pursue," or the negative other variations thereof or comparable terminology, are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements.

        We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We also may make additional disclosures in filings that we may make from time to time with the Securities and Exchange Commission.

ABOUT THIS PROSPECTUS SUPPLEMENT

        We provide information to you about this offering in two separate documents. The first part is a prospectus supplement, which describes the specific terms of this offering of our shares of common stock. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about the offering. This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3, Registration Number 333-162318, filed on October 2, 2009, subsequently amended on October 22, 2009 and November 6, 2009, and declared effective on November 20, 2009. Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the "prospectus," we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information related to our business. Since it is a summary, this section may not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") under the Exchange Act incorporated by reference in this prospectus supplement.

Our Company

        Lannett Company, Inc. (the "Company," "Lannett," "we," or "us") was incorporated in 1942 under the laws of the Commonwealth of Pennsylvania, and reincorporated in 1991 as a Delaware corporation. We develop, manufacture, market and distribute generic versions of branded pharmaceutical products. We report financial information on a quarterly and fiscal year basis with the most recent being the fiscal year ended June 30, 2010 and the quarterly period ended September 30, 2010. All references herein to a "fiscal year" or "Fiscal" refer to the applicable fiscal year ending June 30.

        According to data reported by IMS Health in August 2010, we are currently among the top 20 companies, based on number of prescription transactions, for unbranded generic products in the United States. We intend to grow our business organically as well as through strategic partnerships. Additionally, our Levothyroxine Sodium tablets ("Levo") were recognized by IMS Health as the 18th most prescribed pharmaceutical product, including both branded and generic products, in the U.S. over the past year, reaching approximately 23 million prescriptions through June 2010. This product line represents approximately 0.6% of the domestic prescription market. Over the last year, we have experienced a 6% growth in prescriptions for our products. In addition, Levo has experienced a 11% annual growth during that period.

        Over the past five years, we have experienced a 95% growth in our revenues from approximately $64 million in fiscal year 2006 to over $125 million in fiscal year 2010. This rapid growth has been achieved primarily through strategic partnerships and opportunities resulting from certain difficulties that a number of our competitors have experienced with regulatory compliance issues.

        Our executive offices are located at 9000 State Road, Philadelphia, Pennsylvania 19136. Our telephone number is (215) 333-9000. We maintain a website at www.lannett.com. We make available on or through our website our current and periodic reports, including any amendments to those reports, that are filed with the SEC in accordance with the Exchange Act. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and other periodic reports. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The contents of our website are not incorporated by reference into this prospectus supplement and shall not be deemed "filed" under the Exchange Act.

The Offering

Common stock offered by us	2,500,000 shares
Common stock offered by the selling stockholder	2,500,000 shares
Offering price per share	$5.00
Common stock outstanding prior to this offering	25,080,233 shares

Common stock to be outstanding after this offering	27,580,233 shares
Use of proceeds	We intend to use any proceeds from this offering received by us for general corporate purposes. Please refer to the section entitled "Use of Proceeds" for additional information.
Risk Factors

Before investing in our common stock, you should carefully read and consider the information set forth under the heading "Risk Factors" on page S-6 of this prospectus supplement and the corresponding sections in the accompanying prospectus, and in our Annual Report on Form 10-K for the year ended June 30, 2010, our Quarterly Reports filed on Form 10-Q and other filings under the Securities Exchange Act of 1934, which are incorporated by reference in this prospectus supplement.

Listing	Our common stock currently trades on NYSE-AMEX under the ticker symbol "LCI."

The number of shares of our common stock to be outstanding immediately after this offering as shown above assumes that all of the shares offered hereby are sold and is based on 25,080,233 shares of common stock outstanding as of December 10, 2010. This number of shares does not include 750,000 shares of our common stock subject to the underwriters' over-allotment option and also excludes the following:

  •
  2,002,551 shares of our common stock issuable upon exercise of stock options outstanding as of December 10, 2010, at a weighted average exercise price of $7.55; and

  •
  1,017,103 shares of our common stock available for future awards pursuant to our long-term incentive plans as of December 10, 2010.

RISK FACTORS

        Investing in our securities involves risks. Before deciding whether to invest in our securities, you should carefully consider and evaluate the information contained in this prospectus supplement, the accompanying base prospectus, and in the documents we incorporate by reference in this prospectus supplement before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in the section entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which are each incorporated herein by reference in their entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. If any of the risks or uncertainties described therein actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations and prospects and could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

 USE OF PROCEEDS

        We estimate that our net proceeds from the sale of shares by us in this offering will be approximately $11,444,000, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of shares by the selling stockholder.

        We intend to use the net proceeds we receive from this offering for general corporate purposes, including, without limitation, research and development expenses, general and administrative expenses, manufacturing expenses, potential acquisitions of companies, technologies and properties that complement our business (although we are not currently party to any binding agreements or commitments with respect to any such acquisitions) and working capital. Pending these uses described above, we expect to invest our net proceeds in investment-grade, interest-bearing instruments.

 CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2010:

  •
  on an actual basis; and

  •
  an as adjusted basis to give effect to the sale of the 2,500,000 shares of common stock offered by us in this offering at the public offering price of $5.00 per share, after deducting underwriting discounts and estimated offering expenses payable by us.

	As of September 30, 2010 (unaudited)
STOCKHOLDERS' EQUITY	Actual	Adjusted
Common stock—authorized 50,000,000 shares, par value $0.001; issued and outstanding, 24,929,131 shares	$24,929	$27,429
Additional paid in capital	80,410,648	91,852,148
Retained earnings	9,161,071	9,161,071
Noncontrolling interest	121,421	121,421
Accumulated other comprehensive income	52,588	52,588

	89,770,657	101,214,657
Less: Treasury stock at cost—130,118 shares	(736,659)	(736,659)

Total Stockholders' Equity	89,033,998	100,477,998

Total Capitalization	$89,033,998	$100,477,998

        The information above excludes the following:

  •
  2,058,851 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2010 at a weighted average exercise price of $7.44 per share;

  •
  1,017,103 shares of our common stock available for future awards pursuant to our long-term incentive plans as of September 30, 2010; and

  •
  750,000 shares subject to the underwriters' over-allotment option.

 DILUTION

        If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after the completion of this offering. Dilution results from the fact that the per share offering price of the common stock is substantially in excess of the book value per share attributable to the existing stockholders for the presently outstanding stock.

        As of September 30, 2010, our net tangible book value was approximately $81.7 million, or approximately $3.28 per share. Net tangible book value per share represents the amount of total tangible assets less our total liabilities divided by the number of shares outstanding. After giving effect to the sale of the 2,500,000 shares of common stock offered by us in this offering at the public offering price of $5.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2010 would have been approximately $93.2 million, or $3.40 per share. This represents an immediate increase in pro forma net tangible book value from this offering of $0.12 per share to our existing stockholders and an immediate dilution of $1.60 per share to new investors purchasing common stock in this offering.

        The following table illustrates this dilution to new investors on a per share basis:

Public offering price per share		$5.00
Net tangible book value per share before this offering	$3.28
Impact on net tangible book value per share of this offering	$0.12
As adjusted net tangible book value per share after this offering		$3.40

Dilution in net tangible book value per share to new investors		$1.60

        The above discussion and tables are based on 24,929,131 shares of common stock outstanding on September 30, 2010, and excludes:

  •
  2,058,851 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2010 at a weighted average exercise price of $7.44 per share;

  •
  1,017,103 shares of our common stock available for future awards pursuant to our long-term incentive plans as of September 30, 2010; and

  •
  the over-allotment option granted to the underwriters.

 SELLING STOCKHOLDER

        We have included 2,500,000 shares owned by the selling stockholder in this prospectus supplement. We have agreed to pay the fees and expenses of the registration of the shares of the selling stockholder.

Name	Number of Shares of Common Stock Beneficially Owned Before the Offering	Percent of Common Stock Beneficially Owned Before the Offering(1)	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering(2)	Percent of Common Stock Beneficially Owned After the Offering
William Farber(3)	8,162,487	32.55%	2,500,000	5,662,487	20.53%

(1)
Based on 25,080,233 shares of common stock outstanding as of December 10, 2010.

(2)
Based upon 27,580,233 shares of common stock outstanding after completion of the offering (not including exercise of the underwriters' over-allotment option of 750,000 shares)

(3)
William Farber has been the Chairman of our Board of Directors since August 1991.

PLAN OF DISTRIBUTION

        As required by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act. For additional information regarding the methods of sale and distribution, please see the "Plan of Distribution" section of the accompanying prospectus.

 UNDERWRITING

        We and the selling stockholder have entered into an underwriting agreement with the underwriters named below. Oppenheimer & Co. Inc. and Roth Capital Partners, LLC, are acting as co-book running managers and representatives of the underwriters.

        The underwriting agreement provides for the purchase of a specific number of shares of common stock by each of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specified number of shares, but is not responsible for the commitment of any other underwriter to purchase shares.

        Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock set forth opposite its name below:

Underwriters	Number of Shares
Oppenheimer & Co. Inc.	2,400,000
Roth Capital Partners, LLC.	2,400,000
Emerging Growth Equities, Ltd.	200,000

Total	5,000,000

        The underwriters have agreed to purchase all of the shares offered by this prospectus supplement (other than those covered by the over-allotment option described below) if any are purchased.

        The shares should be ready for delivery on or about December 17, 2010 against payment in immediately available funds. The underwriters are offering the shares subject to various conditions and may reject all or part of any order. The representatives have advised us and the selling stockholder that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the representatives may offer some of the shares to other securities dealers at such price less a concession of $0.1875 per share. After the shares are released for sale to the public, the representatives may change the offering price and other selling terms at various times.

        We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of 750,000 additional shares from us to cover overallotments.

        If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the initial public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to public will be $3,750,000, and the total gross proceeds to us will be $3,515,625. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter's initial amount reflected in the foregoing table.

        The following table provides information regarding the amount of the discount to be paid to the underwriters by us and the selling stockholder, before expenses:

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Lannett Company, Inc.	$.3125	$781,250	$1,015,625
Selling stockholder	$.3125	$781,250	$781,250

Total	$.3125	$1,562,500	$1,796,875

        We estimate that our portions of the total expenses of the offering, excluding the underwriting discount, will be approximately $275,000.

        We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        We and certain of our officers and directors have agreed to a 90-day "lock-up" and the selling stockholder has agreed to a 365-day "lock-up," with respect to 7,393,493 and 5,754,987 shares, respectively, of common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for any of our equity securities. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and certain of our officers and directors may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Oppenheimer & Co. Inc. and Roth Capital Partners, LLC. In addition, for a period of 365 days following the date of this prospectus supplement, the selling stockholder may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Oppenheimer & Co. Inc. and Roth Capital Partners, LLC.

        Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing transactions—The representatives may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

  •
  Over-allotments and syndicate covering transactions—The underwriters may sell more shares of our common stock in connection with this offering than the number of shares than they have committed to purchase. This overallotment creates a short position for the underwriters. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

  •
  Penalty bids—If the representatives purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

        Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the

NYSE AMEX or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

        Electronic Delivery of Preliminary Prospectus:    A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such preliminary prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. Our common stock is quoted on NYSE AMEX under the trading symbol "LCI."

        The SEC allows "incorporation by reference" into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended June 30, 2010; and

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010.

All documents and reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of this offering shall be deemed incorporated into this prospectus supplement.

        You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later will automatically supersede the information in this prospectus supplement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

        We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement. You should direct requests for documents to:

Lannett Company, Inc.
9000 State Road
Philadelphia, Pennsylvania 19136
(215) 333-9000
Attention: Chief Financial Officer

 LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Fox Rothschild LLP, Philadelphia, Pennsylvania. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

        The consolidated financial statements as of June 30, 2010 and 2009 and for each of the three years in the period ended June 30, 2010, and the financial statement schedule included in our Annual Report on Form 10-K for the year ended June 30, 2010, and incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto and is incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

SPECIAL NOTE REGARDING ANNUAL MEETING

        We anticipate filing with the SEC, on or about December 15, 2010, a proxy statement announcing our 2011 Annual Meeting, which we expect will take place on January 19, 2011 (the "Annual Meeting"). We anticipate that the record date for the Annual Meeting will be prior to the date of this prospectus supplement. Therefore, any purchaser of shares of our common stock in this offering will not be entitled to vote such shares at the Annual Meeting.

RECENT DEVELOPMENTS

        On December 13, 2010, we paid in full our $4,500,000 loan from the PIDC Regional Center, LP III.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's website at http://www.sec.gov. Our common stock is listed on NYSE AMEX, and you can read and inspect our filings at the offices of FINRA at 1735 K Street, Washington, D.C. 20006.

        This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

        We also maintain a website at www.lannett.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement.

PROSPECTUS

$150,000,000

Common Stock
Debt Securities
Warrants

        From time to time, we and the selling stockholders to be named in a prospectus supplement may sell common stock, debt securities or warrants to purchase common stock or debt securities, or any combination of these securities, in one or more offerings in amounts, at prices and on the terms that we and they will determine at the time of the offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000, of which up to $80,000,000 will be sold by us and up to $70,000,000 will be sold by the selling stockholders. We will not receive any proceeds from the sale of any securities by the selling stockholders.

        Each time we or the selling stockholders offer securities, we or they will provide you with specific terms of the securities offered in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any applicable prospectus supplement carefully before you invest in any securities.

        Our common stock is listed and traded on the NYSE-AMEX under the symbol "LCI." On November 5, 2009, the last reported sales price for our common stock was $6.44 per share.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        The securities may be sold by us or the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in this prospectus or a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will be set forth in a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER "RISK FACTORS" ON PAGE 4.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2009

        You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or such prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities.

ABOUT THIS PROSPECTUS

        Unless the context requires otherwise, in this prospectus, the terms "Lannett," the "Company," "we," "us," "our" and similar references refer to Lannett Company, Inc. and its subsidiaries; the term "securities" refers collectively to our common stock, debt securities or warrants to purchase common stock or debt securities, or any combination of the foregoing securities; and the term "selling stockholders" refers to certain of our stockholders who may sell their securities under this prospectus and who will be named in a prospectus supplement.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we and the selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000, of which up to $80,000,000 will be sold by us and up to $70,000,000 will be sold by the selling stockholders. We will not receive any proceeds from the sale of securities by the selling stockholders. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell any securities under this prospectus, we or the selling stockholders will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statements that we make in a prospectus supplement are inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. You should carefully read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein or therein by reference, together with the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" before buying securities offered hereby.

SUMMARY

        This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors referred to in "Risk Factors" and elsewhere in this prospectus.

        The following summary does not contain all the information that may be important to you. You should read this entire prospectus, including the financial statements and other information incorporated by reference in this prospectus, before making an investment decision.

 LANNETT COMPANY, INC.

        We were incorporated in 1942 under the laws of the Commonwealth of Pennsylvania, and reincorporated in 1991 as a Delaware corporation. We develop, manufacture, market and distribute generic versions of pharmaceutical products.

        We are focused on increasing our market share in the generic pharmaceutical industry while concentrating additional resources on the development of new products, including narcotics and controlled drugs. We have targeted three strategies for expanding our product offerings: (1) deploying our experienced research and development staff to develop products in-house and maintain a strong research and development pipeline, (2) capitalizing on existing supply and development agreements and entering into additional strategic partnerships with third-party product developers and formulators and (3) purchasing Abbreviated New Drug Applications (each, an "ANDA") from other generic manufacturers that no longer seek to manufacture a specific product.

        During the past two fiscal years, we have received 12 approved ANDAs from the U.S. Food and Drug Administration. We expect to receive several more during the next fiscal year. These regulatory approvals will enable us to manufacture and supply a broader portfolio of generic pharmaceutical products.

        We have an exclusive distribution agreement with Jerome Stevens Pharmaceuticals, Inc. covering four product lines. Two of these product lines, Levothyroxine Sodium and Digoxin, collectively accounted for approximately 62% of our net sales in the fiscal year ended June 30, 2009 and both products have experienced significant growth in sales over the past few years. In addition, we have existing supply and development agreements with certain international companies, including Wintac of India, Orion Pharma of Finland, Azad Pharma AG and Swiss Caps of Switzerland and Pharma 2B (formerly Pharmaseed) of Israel, as well as certain domestic companies, including Banner Pharmacaps, Cerovene and Inverness. We are currently in negotiations on similar agreements with other international companies, through which we will market and distribute future products manufactured in-house or by third parties.

        We sell our pharmaceutical products to generic pharmaceutical distributors, drug wholesalers, chain drug retailers, private label distributors, mail-order pharmacies, other pharmaceutical manufacturers, managed care organizations, hospital buying groups and health maintenance organizations. We promote our products through direct sales, trade shows, trade publications and bids. We also license the marketing of our products to other manufacturers and/or marketers in private label agreements. We have cultivated strong and dependable customer relationships by maintaining adequate inventory levels, employing a responsive order filling system and prioritizing timely fulfillment of those orders.

        We view our April 2007 acquisition of Cody Laboratories, Inc. as an important step in becoming vertically integrated as a manufacturer, supplier and distributor of narcotics and controlled substances. In July 2008, the U.S. Drug Enforcement Administration granted Cody Laboratories, Inc. a license to directly import raw poppy straw for conversion into active pharmaceutical ingredient ("API") and/or various pharmaceutical products. Only six other companies in the United States have been granted this license to date. We believe that the aging domestic population may result in a higher demand for pain management pharmaceutical products and that we will be well-positioned to take advantage of this increased demand.

        Our executive offices are located at 9000 State Road, Philadelphia, Pennsylvania 19136. Our telephone number is (215) 333-9000.

RISK FACTORS

        Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed in the section entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. If any of the risks or uncertainties described in those risk factors actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations and prospects and could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. To the extent that any particular offering of the securities described in this prospectus implicates additional risks, we will include a discussion of those risks in an applicable prospectus supplement.

 FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Any statements made in this prospectus that are not statements of historical fact or that refer to estimated or anticipated future events are forward-looking statements. We have based our forward-looking statements on our management's beliefs and assumptions based on information available to them at this time. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this prospectus. These include, but are not limited to, our beliefs about future revenue and expense levels and growth rates, prospects related to our strategic initiatives and business strategies, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," or "pursue," or the negative other variations thereof or comparable terminology, are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements.

        We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We also may make additional disclosures in filings that we may make from time to time with the SEC.

 USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, including, without limitation, research and development expenses, general and administrative expenses, manufacturing expenses, potential acquisitions of companies, technologies and properties that complement our business (although we are not currently party to any binding agreements or commitments with respect to any such acquisitions) and working capital. Pending these uses described above, we expect to invest our net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF SECURITIES TO BE OFFERED

        We and the selling stockholders may from time to time offer our common stock, debt securities and warrants to purchase common stock or debt securities up to an aggregate initial offering price of $150,000,000 under this prospectus, of which up to $80,000,000 will be sold by us and up to $70,000,000 will be sold by the selling stockholders. We will not receive any proceeds from the sale of securities by the selling stockholders. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer securities, we or the selling stockholders will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        We and the selling stockholders may sell the securities directly or through underwriters, dealers or agents. We, the selling stockholders and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling stockholders do offer securities through underwriters or agents, we will include the following information in the applicable prospectus supplement:

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  the names of those underwriters or agents;

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  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options, if any; and

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  the net proceeds to us or to the selling stockholders.

COMMON STOCK

        We and the selling stockholders may issue shares of our common stock from time to time. The following description of the general terms and provisions of our common stock is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our certificate of incorporation and our bylaws. Our certificate of incorporation and our bylaws have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part and you should read each for provisions that may be important to you.

General

        We have authority to issue 50,000,000 shares of common stock, $0.001 par value per share. As of September 30, 2009, we had 24,677,441 shares of common stock issued and outstanding. We do not have any preferred stock authorized or issued.

Voting Rights

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.

Dividends

        Holders of shares of our common stock are entitled to dividends as and when declared by our board of directors from funds legally available therefore, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business.

Liquidation

        Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock.

Rights and Preferences

        Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Certificate of Incorporation and Bylaw Provisions

        See "Certain Provisions of Charter and Bylaws" for a description of provisions of our certificate of incorporation and bylaws that may have the effect of delaying changes in our control or management.

Stock Exchange Listing

        Our common stock is listed and traded on the NYSE-AMEX under the symbol "LCI."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Registrar and Transfer Company. The transfer agent and registrar's address is 10 Commerce Drive, Cranford, New Jersey 07016.

DEBT SECURITIES

        We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Any senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing such debt securities, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        Currently, we do not have any issued or outstanding debt securities. The following description sets forth certain general terms and provisions of the debt securities that we may issue. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities. The prospectus supplement for a particular series of debt securities may add, update or change the terms and conditions of the debt securities as described in this prospectus.

        The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued (the "indenture") is a summary only and, therefore, is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, a supplemental indenture or an officers' certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

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  the title of the series of debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

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  any limit on the aggregate principal amount of the series of debt securities;

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  the date or dates on which the principal on the series of debt securities is payable;

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  the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where the principal of, and premium and interest, if any, on, the series of debt securities will be payable;

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  if applicable, the period within which, the price at which and the terms and conditions upon which the series of debt securities may be redeemed;

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  any obligation we may have to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of a series of debt securities;

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  the dates on which and the price or prices at which we will repurchase the series of debt securities at the option of the holders of such series of debt securities and other detailed terms and provisions of such repurchase obligations;

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  the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities;

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  the portion of principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities;

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  the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the series of debt securities will be made;

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  if payments of principal of, and premium or interest, if any, on, the series of debt securities will be made in one or more currencies or currency units other than that or those in which the series of debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

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  the manner in which the amounts of payment of principal of, and premium or interest, if any, on, the series of debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the series of debt securities;

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  any addition to or change in the Events of Default (as defined below) described in this prospectus or in the indenture which applies to the series of debt securities and any change in the right of the trustee or the holders of the series of debt securities to declare the principal amount thereof due and payable;

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  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the series of debt securities;

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  any other terms of the series of debt securities, which may supplement, modify or delete any provision of the indenture as it applies to such series;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities;

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  any provisions relating to conversion of the series of debt securities; and

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  whether the series of debt securities will be senior or subordinated debt securities and a description of the subordination thereof.

        In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, an officers' certificate or supplemental indenture related to such series of debt securities and will be described in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest, if any, on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of a depository that will be named in a prospectus supplement as Depositary (the "Depositary"), or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest, if any, on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be issued to the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

        The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the Depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest, if any, on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the Depositary, upon receipt of any payment of principal of, and premium or interest, if any, on, a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) we execute and deliver to the trustee an officers' certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person") unless:

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  we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

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  certain other conditions are met.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following events, unless in the board resolution, supplemental indenture or officers' certificate, it is provided that such series of debt securities shall not have the benefit of a particular Event of Default:

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  default in the payment of any interest upon any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of such period of 30 days);

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  default in the payment of principal of, or premium, if any, on, any debt security of such series when at maturity or which such principal otherwise becomes due and payable;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in the indenture;

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  certain events of bankruptcy, insolvency or reorganization applicable to us; and

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  any other Event of Default provided with respect to debt securities of such series that is described in the applicable board resolution, supplemental indenture or officers' certificate establishing such series of debt securities.

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of such series are discount securities, that portion of the principal amount as may be specified in the terms of such series) of and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the indenture. We will describe in the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of such series; and

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  the holders of not less than 25% in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding any other provision of the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and interest, if any, on, such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of payment.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers' certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event which, after notice or lapse of time, or both, would become an Event of Default or any Event of Default (except in payment of principal of, or premium or interest, if any, on, any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of, or premium, if any, on or change the stated maturity date of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

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  waive a default in the payment of the principal of, and premium or interest, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

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  make the principal of, or premium or interest, if any, on, any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, if any, on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, except a default in the payment of principal of, or premium or interest, if any, on, any debt security of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of, such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

  •
  any omission to comply with those covenants will not constitute an Event of Default with respect to the debt securities of such series ("covenant defeasance").

The conditions include:

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  depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Certain Defined Terms

        "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

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  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

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  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

        "U.S. Government Obligations" means debt securities that are:

  •
  direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

WARRANTS

        We may issue warrants for the purchase of common stock and/or debt securities in one or more series, from time to time. Currently, we do not have any warrants issued or outstanding.

        The following description sets forth the general terms of the warrants that we may offer and sell by this prospectus. We will set forth the particular terms of the warrants we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular warrants. The prospectus supplement for a particular series of warrants may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

        We may issue equity warrants to purchase common stock, as well as debt warrants to purchase debt securities. The warrants may be issued independently or together with any securities and may be attached to or separate from such securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be set forth in an applicable prospectus supplement relating to warrants we are offering.

Equity Warrants

        The applicable prospectus supplement will describe the following terms of equity warrants offered:

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  the title of the equity warrants;

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  the price or prices at which the equity warrants will be issued;

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  the number of equity warrants issued with each share of common stock;

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  if applicable, the date on and after which the equity warrants and the related common stock will be separately transferable;

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  if applicable, a discussion of any material U.S. federal income tax considerations; and

  •
  any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, solely by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a holder of common stock.

Debt Warrants

        The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the aggregate number of the debt warrants;

  •
  the price or prices at which the debt warrants will be issued;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

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  the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

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  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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  the principal amount of debt securities purchasable upon exercise of each debt warrant;

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  the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

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  the maximum or minimum number of debt warrants which may be exercised at any time;

  •
  a discussion of any material U.S. federal income tax considerations; and

  •
  any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

        Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal of, or premium or interest, if any, on, such debt securities.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash such number of shares of common stock or such principal amount of debt securities, as the case may be, at such exercise price as provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration provided in the applicable prospectus supplement. After the close of business on the expiration date, any unexercised warrants will be void.

        The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or debt securities, as the case may be, purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

CERTAIN PROVISIONS OF CHARTER AND BYLAWS

        Election and Removal of Directors.    Our bylaws require that directors may be removed without cause only with the approval of all of the stockholders entitled to vote in the election of directors. Any director may be removed for cause by a vote of 80% of the other directors. Any vacancy on our board of directors, including vacancies resulting from increasing the size of our board of directors, may be filled by a majority of the remaining directors in office. The foregoing provisions could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult by limiting the methods available for removing directors.

        Limitations on Liability.    In accordance with the Delaware General Corporation Law (the "DGCL"), our certificate of incorporation expressly provides that our directors are not liable to us or to our stockholders for monetary damages for breach(es) of fiduciary duty as a director except to the extent otherwise provided by applicable law. Under the DGCL, a director's liability may not be eliminated:

  •
  for any breach(es) of the director's duty of loyalty to us or to our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for certain unlawful dividend payments or stock redemptions or repurchases; and

  •
  for any transaction from which the director derives an improper personal benefit.

        The effect of the provisions of our certificate of incorporation is generally to eliminate our right and the rights of our stockholders to recover monetary damages against a director for his breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent conduct). These provisions do not limit or eliminate our right or the right of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

        Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL.

        The foregoing limitation on liability and indemnification may impede a change of control event to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

 SELLING STOCKHOLDERS

        This prospectus also relates to the possible resale by certain of our stockholders of shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Information about the selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in an applicable prospectus supplement, documents incorporated by reference or other documents we file with the SEC. No selling stockholder will sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to an available exemption from the registration requirements of the Securities Act.

 PLAN OF DISTRIBUTION

        We and the selling stockholders may sell the securities covered by this prospectus in any of three ways (or in any combination):

  •
  to or through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        Each time we or the selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement that will set forth the terms of the offering of the securities covered by this prospectus, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the purchase price of the securities and the proceeds we or the selling stockholders will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities;

  •
  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  the initial public offering price of the securities;

  •
  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters or dealers may offer and sell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by such underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Subject to certain conditions, the underwriters or dealers will be obligated to purchase all the securities of the series offered by the prospectus supplement. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or dealer.

        We and the selling stockholders may use underwriters with whom we or they have a material relationship. We and the selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and the selling stockholders pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best efforts basis for the period of its appointment.

        We and the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we or the selling stockholders pay for solicitation of these contracts.

        We and the selling stockholders may provide agents, dealers and underwriters indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

        All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

 LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Fox Rothschild LLP, Philadelphia, Pennsylvania.

EXPERTS

        The consolidated financial statements as of June 30, 2009 and 2008 and for each of the three years in the period ended June 30, 2009, and the financial statement schedule included in our Annual Report on Form 10-K for the year ended June 30, 2009, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto (which report expressed an unqualified opinion and contains an explanatory paragraph relating to our adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Tax Positions, in 2008) and is incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, NE., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus

  •
  our Annual Report on Form 10-K for the fiscal year ended June 30, 2009;

  •
  our Current Reports on Form 8-K filed on July 9, 2009, July 17, 2009, September 11, 2009 and October 15, 2009; and

  •
  our Registration Statement on Form 8-A12B filed on April 10, 2002, including any amendment or reports filed under the Exchange Act for the purpose of updating such Registration Statement.

        We also incorporate by reference any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and after the date of the initial registration statement and prior to effectiveness of the registration statement but prior to the termination of the offering (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K).

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such request may be directed to:

Lannett Company, Inc.
9000 State Road
Philadelphia, Pennsylvania 19136
(215) 333-9000
Attention: Chief Financial Officer

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain or incorporate by reference all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

5,000,000 Shares

Common Stock

$5.00 Per Share

Prospectus Supplement

December 14, 2010

Joint Book-Running Managers
Oppenheimer & Co.	Roth Capital Partners
Co-Manager
Emerging Growth Equities